Page 1 of 10

--------------------------------------------------------------------------------
EXHIBIT NO. 99.1
FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
                     607-337-6416


           NBT BANCORP ANNOUNCES QUARTERLY EARNINGS OF $12.6 MILLION;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (October 25, 2004) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the quarter ended September 30, 2004, was $12.6 million, or $0.38 per diluted share, up 6% from $11.8 million, or $0.36 per diluted share for the same period a year ago. Return on average assets and return on average equity were 1.20% and 15.94%, respectively, for the quarter ended September 30, 2004, compared with 1.21% and 16.06%, respectively, for the same period in 2003. The increase in net income for the quarter ended September 30, 2004, was primarily the result of a $2.5 million increase in net interest income that was partially offset by a $1.3 million increase in total noninterest expense and a $0.7 million increase in income tax expense.

     Net income for the nine months ended September 30, 2004, was $37.6 million, or $1.14 per diluted share, up 7% compared with $35.2 million or $1.07 per diluted share for the first nine months of 2003. Return on average assets and return on average equity were 1.23% and 15.91%, respectively, for the nine months ended September 30, 2004, compared with 1.24% and 16.09%, respectively, for the same period in 2003. The increase in net income for the nine months ended September 30, 2004, was primarily the result of a $4.7 million increase in net interest income and a $2.9 million increase in total noninterest income that was partially offset by increases in total noninterest expense of $2.6 million, the provision for loan and lease losses of $1.1 million and income tax expense of $1.6 million.

     NBT Chairman and CEO Daryl R. Forsythe stated, "The Company delivered another quarter of strong loan growth, which was supported by excellent credit quality and a stable net interest margin. These factors enabled the Company to achieve another solid earnings quarter. Meanwhile, we continue our branch expansion efforts in the Albany, Binghamton and Northeastern Pennsylvania markets. In September, we opened our 113th branch, located in Endicott, NY near Binghamton. In early 2005, we plan on opening two additional branches in downtown Albany and Mountain Top, PA. We look forward to expanding in these markets to further compliment our strong customer base and community banking franchise."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Nonperforming loans at September 30, 2004 were $16.0 million or 0.57% of total loans and leases compared with $16.5 million or 0.65% of total loans and leases at September 30, 2003 and $14.8 million or 0.56% of total loans and leases at December 31, 2003. The Company's allowance for loan and lease losses was 1.58% of loans and leases at September 30, 2004 compared to 1.63% at September 30, 2003 and 1.62% at December 31, 2003. The ratio of the allowance for loan and lease losses to nonperforming loans was 278.98% at September 30, 2004 compared to 253.05% at September 30, 2003 and 287.62% at December 31, 2003. Annualized net charge-offs to average loans and leases for the nine months ended September 30, 2004, were 0.25%, up slightly from the 0.24% annualized ratio for the nine months ended September 30, 2003, and down slightly from the ratio for the year ended December 31, 2003 of 0.27%.

     For the quarter and nine months ended September 30, 2004, the provision for loan and lease losses totaled $2.3 million and $6.9 million, respectively, compared with the $2.4 million and $5.8 million for the same periods in 2003. The decrease in the provision for loan and lease losses for the quarter ended September 30, 2004 compared to the same period in 2003 resulted mainly from lower net charge-offs, which totaled $1.3 million for the quarter ended September 30, 2004, compared to $1.6 million for the same period in 2003. The increase in the provision for loan and lease losses for the nine months ended September 30, 2004 when compared to the same period in 2003 was due primarily to loan and lease growth as well as an increase in net charge-offs. Loans and leases at September 30, 2004 increased 10% when compared to loans and leases at September 30, 2003. Net charge-offs for the nine months ended September 30, 2004 were up $0.7 million to $5.0 million from $4.3 million for the same period in 2003. The provision for loan and lease losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, as the amount needed to maintain an allowance that is sufficient to absorb loan and lease losses inherent in the Company's current loan and lease portfolio.

NET  INTEREST  INCOME

     Net interest income was up 7% to $38.1 million for the quarter ended September 30, 2004, compared to $35.6 million for the same period a year ago. The increase in net interest income was attributable to 7% growth in average earning assets driven by growth in average loans and leases of 10%. The Company has maintained a stable net interest margin in a rising rate environment thus far, as the net


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                                                                    Page 3 of 10

interest margin was 3.99% for the quarter ended September 30, 2004, down slightly from the 4.02% for the same period in 2003. Net interest income for the nine months ended September 30, 2004 increased 4% to $111.8 million from $107.1 million in the same period for 2003. The increase in net interest income was attributable to 8% growth in average earning assets for the period offset by a decline in the Company's net interest margin, which was 4.03% for the nine months ended September 30, 2004, down from the 4.19% for the same period in 2003. The decline of net interest margin during the nine months and quarter ended September 30, 2004 compared to the same periods last year resulted from earning assets repricing down at a faster rate than interest-bearing liabilities during the first-half of 2004.

NONINTEREST  INCOME

     Noninterest income for the quarter ended September 30, 2004 increased slightly to $10.1 million from $10.0 million for the same period in 2003. Trust revenue increased $0.2 million or 23%, primarily from higher personal agency and trust fees primarily from account growth.

     Noninterest income for the nine months ended September 30, 2004 was $30.5 million, up $2.9 million or 10% from $27.7 million for the same period in 2003. Service charges on deposit accounts for the nine months ended September 30, 2004 increased $0.8 million or 7% over the same period in 2003. The increase in service charges on deposit accounts resulted primarily from higher revenue collected for overdraft fees from pricing adjustments implemented during the second half of 2003. Other income for the nine months ended September 30, 2004 increased $0.7 million or 9% over the same period in 2003. The increase in other income was driven primarily by increases in fees for consumer and commercial banking activity. Trust revenue was up $0.5 million or 16% primarily from strong account growth. Broker/dealer and insurance revenue increased $0.3 million or 6%, due primarily to the initiative to sell financial service products throughout the Bank's 113-branch network beginning in 2003. Income from Bank Owned Life Insurance (BOLI) increased $0.7 million for the nine months ended September 30, 2004 over the same period in the prior year resulting from the purchase of $30 million of BOLI in June 2003.

NONINTEREST  EXPENSE

     Noninterest expense for the quarter ended September 30, 2004 was $27.3 million, up $1.3 million or 5% from $26.0 million for the same period in 2003. Salaries and employee benefits for the quarter ended September 30, 2004 increased $0.9 million or 7% over the same period in 2003 mainly from higher salaries from increases in: merit pay; the number of full-time-equivalent employees (FTE) resulting from branch expansion; and employee medical insurance costs. Occupancy expense for the quarter ended September 30, 2004 increased $0.3 million or 14% over the same period in 2003 primarily from branch expansion in the Albany and Binghamton markets.

     Noninterest expense for the nine months ended September 30, 2004 was $80.4 million, up $2.6 million or 3% from $77.7 million for the same period in 2003. The increase in noninterest expense was due primarily to increases in salaries and employee benefits, occupancy expense and professional fees and outside services partially offset by decreases in loan collection and OREO costs and other operating expense. Salaries and employee benefits increased $2.8 million, mainly from a $1.6 million increase in salary expense from merit and FTE increases and an increase in employee medical costs of $0.8 million. Occupancy expense increased $0.6 million from the previously mentioned expansion in the Albany and Binghamton markets. Professional fees and outside services increased $0.6 million mainly from increased courier, legal and audit costs. Loan collection and OREO costs decreased $0.4 million from a decrease in OREO expenses resulting from a decline in the number of OREO properties under management as OREO totaled $0.4 million at September 30, 2004 compared to $1.9 million at September 30, 2003. Other operating expense decreased $0.5 million mainly from a $0.6 million charge for the writedown of a nonmarketable security in 2003.

BALANCE  SHEET

     Total assets were $4.2 billion at September 30, 2004 up $0.2 billion from $4.0 billion at September 30, 2003. Loans and leases increased $0.3 billion or 10% from $2.6 billion at September 30, 2003 to $2.8 billion at September 30, 2004. Solid production from consumer, commercial and residential real estate loans drove loan growth. Total deposits were $3.1 billion at September 30, 2004 up $0.1 billion when compared to the same period in 2003. Core deposits, which include checking, savings and money market accounts increased $0.2 billion or 9% from $1.8 billion at September 30, 2003 to $2.0 billion at September 30, 2004 offset by a $0.1 billion decrease in time deposits during the same period. Stockholders' equity was $325.4 million representing a Tier 1 leverage ratio of 6.96% at September 30, 2004 compared with $304.7 million or a Tier 1 leverage ratio of 6.77% at September 30, 2003. Under a previously announced stock repurchase plan, the Company acquired 416,689 shares of its common stock at an average price of $21.56 per share totaling $9.0 million for the nine months ended September 30, 2004.

DIVIDEND  DECLARED

     The NBT Board of Directors declared a fourth quarter cash dividend of $0.19 per share at a meeting held today. The dividend will be paid on December 15, 2004 to shareholders of record as of December 1, 2004.


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                                                                    Page 5 of 10

CORPORATE  OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.2 billion at September 30, 2004. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 113 locations, including 73 NBT Bank offices in upstate New York and 40 Pennstar Bank offices in northeastern Pennsylvania. NBT also provides financial services products through M. Griffith, Inc. More information about NBT and its banking divisions can be found on the Internet at www.nbtbancorp.com, www.nbtbank.com,
                                            ------------------  ---------------
and  www.pennstarbank.com.
     --------------------

FORWARD-LOOKING  STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (6-10).

                                                                                                                 Page 6 of 10

                                                          NBT BANCORP INC.
                                                   SELECTED FINANCIAL HIGHLIGHTS
                                                            (unaudited)
                                                                                                       NET            PERCENT
                                                               2004                2003               CHANGE           CHANGE
                                                               ----                ----               -----            ------
                                                         (dollars in thousands, except share and per share data)

THREE MONTHS ENDED SEPTEMBER 30,
Net Income                                               $         12,617   $           11,848   $              769         6%
Diluted Earnings Per Share                               $           0.38   $             0.36   $             0.02         6%
Weighted Average Diluted
  Common Shares Outstanding                                    32,935,584           32,864,477               71,107         0%
Return on Average Assets                                             1.20%                1.21%               -0.01%       -1%
Return on Average Equity                                            15.94%               16.06%               -0.12%       -1%
Net Interest Margin                                                  3.99%                4.02%               -0.03%       -1%
==============================================================================================================================

NINE MONTHS ENDED SEPTEMBER 30,
Net Income                                               $         37,556   $           35,222   $            2,334         7%
Diluted Earnings Per Share                               $           1.14   $             1.07   $             0.07         7%
Weighted Average Diluted
  Common Shares Outstanding                                    33,063,675           32,767,180              296,495         1%
Return on Average Assets                                             1.23%                1.24%               -0.01%       -1%
Return on Average Equity                                            15.91%               16.09%               -0.18%       -1%
Net Interest Margin                                                  4.03%                4.19%               -0.16%       -4%
==============================================================================================================================

ASSET QUALITY                                              SEPTEMBER 30,       December 31,          September 30,
                                                               2004                2003                  2003
                                                               ----                ----                  ----
Nonaccrual Loans                                         $         14,618   $           13,861   $           15,274
90 Days Past Due and Still Accruing                      $          1,347   $              968   $            1,194
Total Nonperforming Loans                                $         15,965   $           14,829   $           16,468
Other Real Estate Owned (OREO)                           $            446   $            1,157   $            1,871
Total Nonperforming Loans and OREO                       $         16,411   $           15,986   $           18,339
Nonperforming Securities                                 $              0   $              395   $              619
Total Nonperforming Assets                               $         16,411   $           16,381   $           18,958
Allowance for Loan and Lease Losses                      $         44,539   $           42,651   $           41,672
Year-to-Date (YTD) Net Charge-Offs                       $          4,977   $            6,627   $            4,284
Allowance to Loans and Leases                                        1.58%                1.62%                1.63%
Total Nonperforming Loans to Loans and Leases                        0.57%                0.56%                0.65%
Total Nonperforming Assets to Assets                                 0.39%                0.40%                0.47%
Allowance to Nonperforming Loans                                   278.98%              287.62%              253.05%
Annualized Net Charge-Offs to
    YTD Average Loans and Leases                                     0.25%                0.27%                0.24%
==============================================================================================================================

CAPITAL
Equity to Assets                                                     7.75%                7.66%                7.53%
Book Value Per Share                                     $           9.93   $             9.46   $             9.32
Tangible Book Value Per Share                            $           8.42   $             7.94   $             7.79
Tier 1 Leverage Ratio                                                6.96%                6.76%                6.77%
Tier 1 Capital Ratio                                                 9.61%                9.96%                9.78%
Total Risk-Based Capital Ratio                                      10.86%               11.21%               11.03%
==============================================================================================================================

---------------------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE                                   2004                2003                  2002
Quarter End                                               High      Low       High        Low      High        Low
                                                         -----      ---       ----        ---      ----        ---
March 31                                                 $23.00    $21.21   $18.60      $16.76   $15.15      $13.15
June 30                                                  $23.18    $19.92    19.94       17.37    19.32       14.00
September 30                                             $24.34    $21.02    21.76       19.24    18.50       16.36
December 31                                                                  22.78       19.50    18.60       14.76
---------------------------------------------------------------------------------------------------------------------


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
                                                                                                         Page 7 of 10

                                                     NBT BANCORP INC.
                                               SELECTED FINANCIAL HIGHLIGHTS
                                                        (UNAUDITED)
                                                                                               Net          Percent
                                                           2004             2003             Change         Change
                                                       ------------  ------------------  ---------------  -----------
                                              (dollars in thousands, except share and per share data)
BALANCE SHEET AS OF SEPTEMBER 30,
Loans                                                  $  2,814,553  $        2,550,466  $      264,087           10%
Earning Assets                                         $  3,904,928  $        3,743,218  $      161,710            4%
Total Assets                                           $  4,201,089  $        4,047,237  $      153,852            4%
Deposits                                               $  3,090,629  $        2,971,049  $      119,580            4%
Stockholders' Equity                                   $    325,378  $          304,690  $       20,688            7%
=====================================================================================================================

AVERAGE BALANCES
QUARTER ENDED SEPTEMBER 30,
Loans                                                  $  2,784,851  $        2,527,099  $      257,752           10%
Securities AFS (excluding unrealized gains or losses)  $    985,202  $          966,254  $       18,948            2%
Securities HTM                                         $     78,310  $           99,812        ($21,502)         -22%
Regulatory Equity Investment                           $     37,012  $           29,469  $        7,543           26%
Short-Term Interest Bearing Accounts                   $      7,395  $            1,642  $        5,753          350%
Total Earning Assets                                   $  3,892,770  $        3,624,276  $      268,494            7%
Total Assets                                           $  4,168,385  $        3,902,609  $      265,776            7%
Interest Bearing Deposits                              $  2,550,737  $        2,491,467  $       59,270            2%
Non-Interest Bearing Deposits                          $    504,457  $          469,432  $       35,025            7%
Short-Term Borrowings                                  $    336,077  $          212,568  $      123,509           58%
Long-Term Borrowings                                   $    411,647  $          369,843  $       41,804           11%
Total Interest Bearing Liabilities                     $  3,298,461  $        3,073,878  $      224,583            7%
Stockholders' Equity                                   $    314,946  $          292,886  $       22,060            8%
=====================================================================================================================

AVERAGE BALANCES
NINE MONTHS ENDED SEPTEMBER 30,
Loans                                                  $  2,710,147  $        2,433,665  $      276,482           11%
Securities AFS (excluding unrealized gains or losses)  $    974,671  $          973,318  $        1,353            0%
Securities HTM                                         $     87,322  $           88,923         ($1,601)          -2%
Regulatory Equity Investment                           $     34,778  $           25,668  $        9,110           35%
Short-Term Interest Bearing Accounts                   $      7,638  $            3,706  $        3,932          106%
Total Earning Assets                                   $  3,814,556  $        3,525,280  $      289,276            8%
Total Assets                                           $  4,091,552  $        3,791,955  $      299,597            8%
Interest Bearing Deposits                              $  2,542,621  $        2,482,195  $       60,426            2%
Non-Interest Bearing Deposits                          $    485,679  $          449,520  $       36,159            8%
Short-Term Borrowings                                  $    303,251  $          145,038  $      158,213          109%
Long-Term Borrowings                                   $    395,621  $          357,967  $       37,654           11%
Total Interest Bearing Liabilities                     $  3,241,493  $        2,985,200  $      256,293            9%
Stockholders' Equity                                   $    315,328  $          293,364  $       21,964            7%
=====================================================================================================================

                                                                                                     Page 8 of 10

NBT BANCORP INC. AND SUBSIDIARIES                                    SEPTEMBER 30,   December 31,   September 30,
CONSOLIDATED BALANCE SHEETS (UNAUDITED)                                  2004           2003            2003
-----------------------------------------------------------------------------------------------------------------
(in thousands)
ASSETS
Cash and due from banks                                             $      119,424  $     125,590  $      120,905
Short term interest bearing accounts                                         7,427          2,502           2,155
Securities available for sale, at fair value                               978,925        980,961       1,076,053
Securities held to maturity (fair value of $79,007, $98,576, and            77,826         97,204          97,499
99,020, at September 30, 2004, December 31, 2003
and September 30, 2003, respectively)
Federal Reserve and Federal Home Loan Bank stock                            37,042         34,043          35,218
Loans and leases                                                         2,814,553      2,639,976       2,550,466
Less allowance for loan and lease losses                                    44,539         42,651          41,672
=================================================================================================================
  Net loans and leases                                                   2,770,014      2,597,325       2,508,794
Premises and equipment, net                                                 62,557         62,443          61,857
Goodwill                                                                    47,521         47,521          47,521
Intangible assets, net                                                       2,084          2,331           2,474
Bank owned life insurance                                                   31,957         30,815          30,412
Other assets                                                                66,312         66,150          64,349
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $    4,201,089  $   4,046,885  $    4,047,237
=================================================================================================================

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
INTERESTS IN COMPANY'S JUNIOR SUBORDINATE
DEBENTURES AND CAPITAL
Deposits:
  Demand (noninterest bearing)                                      $      506,652  $     500,303  $      482,703
  Savings, NOW, and money market                                         1,513,197      1,401,825       1,364,568
  Time                                                                   1,070,780      1,099,223       1,123,778
-----------------------------------------------------------------------------------------------------------------
    Total deposits                                                       3,090,629      3,001,351       2,971,049
Short-term borrowings                                                      319,620        302,931         331,964
Long-term debt                                                             394,545        369,700         369,721
Trust preferred debentures                                                  18,720              -               -
Other liabilities                                                           52,197         45,869          52,813
-----------------------------------------------------------------------------------------------------------------
    Total liabilities                                                    3,875,711      3,719,851       3,725,547

Guaranteed preferred beneficial interests in
    Company's junior subordinated debentures                                     -         17,000          17,000


Total stockholders' equity                                                 325,378        310,034         304,690
=================================================================================================================

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATE DEBENTURES AND CAPITAL                                  $    4,201,089  $   4,046,885  $    4,047,237
=================================================================================================================

                                                                                                 Page 9 of 10


                                                                  Three months ended      Nine months ended
NBT BANCORP INC. AND SUBSIDIARIES                                    September 30,          September 30,
CONSOLIDATED STATEMENTS OF INCOME                                  2004        2003       2004        2003
-------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                         (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $   41,283  $   39,881  $ 120,812  $  119,036
Securities available for sale                                       10,784       9,871     31,866      32,540
Securities held to maturity                                            731         840      2,283       2,586
Other                                                                  295         196        797         854
-------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                           53,093      50,788    155,758     155,016
-------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                             9,743      10,920     29,462      35,572
Short-term borrowings                                                1,192         704      2,779       1,363
Long-term debt                                                       3,861       3,586     11,103      10,982
Trust preferred debentures                                             245           -        588           -
-------------------------------------------------------------------------------------------------------------
  Total interest expense                                            15,041      15,210     43,932      47,917
-------------------------------------------------------------------------------------------------------------
Net interest income                                                 38,052      35,578    111,826     107,099
Provision for loan and lease losses                                  2,313       2,436      6,865       5,789
-------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses       35,739      33,142    104,961     101,310
-------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                1,182         958      3,431       2,966
Service charges on deposit accounts                                  4,159       4,164     12,286      11,531
Broker/dealer and insurance revenue                                  1,696       1,763      5,210       4,905
Net securities gains                                                    18          18         56          83
Bank owned life insurance income                                       348         398      1,142         412
Other                                                                2,714       2,672      8,424       7,757
-------------------------------------------------------------------------------------------------------------
  Total noninterest income                                          10,117       9,973     30,549      27,654
-------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                      13,345      12,486     40,000      37,205
Office supplies and postage                                          1,167       1,104      3,341       3,188
Occupancy                                                            2,445       2,143      7,489       6,851
Equipment                                                            1,941       1,909      5,575       5,619
Professional fees and outside services                               1,536       1,421      4,592       3,963
Data processing and communications                                   2,688       2,640      8,232       8,081
Capital securities                                                       -         181          -         551
Amortization of intangible assets                                       71         158        213         475
Loan collection and other real estate owned                            339         448        810       1,204
Other operating                                                      3,773       3,493     10,118      10,586
-------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                         27,305      25,983     80,370      77,723
-------------------------------------------------------------------------------------------------------------
Income before income taxes                                          18,551      17,132     55,140      51,241
Income taxes                                                         5,934       5,284     17,584      16,019
-------------------------------------------------------------------------------------------------------------
   NET INCOME                                                   $   12,617  $   11,848  $  37,556  $   35,222
-------------------------------------------------------------------------------------------------------------
Earnings Per Share:
    Basic                                                       $     0.39  $     0.36  $    1.15  $     1.08
    Diluted                                                     $     0.38  $     0.36  $    1.14  $     1.07
=============================================================================================================


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                                                                                              Page 10 of 10

NBT BANCORP INC. AND SUBSIDIARIES                                 3Q       2Q       1Q       4Q       3Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME                      2004     2004     2004     2003     2003
-----------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                      (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans                                                           $41,283  $39,635  $39,894  $40,082  $39,881
Securities available for sale                                    10,784   10,313   10,769   11,311    9,871
Securities held to maturity                                         731      755      797      805      840
Other                                                               295      235      267       84      196
-----------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                        53,093   50,938   51,727   52,282   50,788
-----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                          9,743    9,674   10,045   10,369   10,920
Short-term borrowings                                             1,192      794      793      808      704
Long-term debt                                                    3,861    3,627    3,615    3,780    3,586
Trust preferred debentures                                          245      163      180        -        -
-----------------------------------------------------------------------------------------------------------
  Total interest expense                                         15,041   14,258   14,633   14,957   15,210
-----------------------------------------------------------------------------------------------------------
Net interest income                                              38,052   36,680   37,094   37,325   35,578
Provision for loan and lease losses                               2,313    2,428    2,124    3,322    2,436
-----------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses    35,739   34,252   34,970   34,003   33,142
-----------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                             1,182    1,142    1,107    1,075      958
Service charges on deposit accounts                               4,159    4,090    4,037    4,302    4,164
Broker/dealer and insurance fees                                  1,696    1,783    1,731    1,964    1,763
Net securities gains                                                 18       29        9       92       18
Bank owned life insurance income                                    348      409      385      403      398
Other                                                             2,714    2,536    3,174    2,288    2,672
-----------------------------------------------------------------------------------------------------------
  Total noninterest income                                       10,117    9,989   10,443   10,124    9,973
-----------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                   13,345   12,542   14,113   12,355   12,486
Office supplies and postage                                       1,167    1,143    1,031    1,028    1,104
Occupancy                                                         2,445    2,446    2,598    2,477    2,143
Equipment                                                         1,941    1,781    1,853    2,008    1,909
Professional fees and outside services                            1,536    1,424    1,632    1,470    1,421
Data processing and communications                                2,688    2,852    2,692    2,671    2,640
Capital securities                                                    -        -        -      181      181
Amortization of intangible assets                                    71       71       71      145      158
Loan collection and other real estate owned                         339       99      372      636      448
Other operating                                                   3,773    3,505    2,840    3,823    3,493
-----------------------------------------------------------------------------------------------------------
  Total noninterest expense                                      27,305   25,863   27,202   26,794   25,983
-----------------------------------------------------------------------------------------------------------
Income before income taxes                                       18,551   18,378   18,211   17,333   17,132
Income taxes                                                      5,934    5,810    5,840    5,451    5,284
-----------------------------------------------------------------------------------------------------------
  NET INCOME                                                    $12,617  $12,568  $12,371  $11,882  $11,848
===========================================================================================================
Earnings per share:
  Basic                                                         $  0.39  $  0.38  $  0.38  $  0.36  $  0.36
  Diluted                                                       $  0.38  $  0.38  $  0.37  $  0.36  $  0.36
===========================================================================================================


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